SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2017

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 984-1096

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2017, Pareteum Corp. (the “Company”) entered into Warrant Exercise Agreements (the “Exercise Agreements”) with certain holders (the “Exercising Holders”) of outstanding warrants to purchase up to an aggregate of 1,150,000 shares of common stock of the Company at $1.87 per share (the "Original Warrants") whereby the Exercising Holders and the Company agreed that the Exercising Holders would, exercise their Original Warrants at a reduced exercise price of $1.00 per share. The Company expects to receive aggregate gross proceeds before expenses of approximately $1.15 million from the exercise of the Original Warrants by the Exercising Holders.

In consideration for the Exercising Holders exercising their Original Warrants, the Company will issue to each Exercising Holder a new warrant (each, a "New Warrant") to purchase shares of the Company’s common stock equal to the number of shares of common stock received by such Exercising Holder upon the cash exercise of such Exercising Holder's Original Warrants. The terms of the New Warrants will be substantially similar to the terms of the Original Warrants, except that the New Warrants will (i) have an exercise price equal to $1.39 per share and (ii) be exercisable six months from first issuance of the New Warrants, for a period of five years.

The issuance of the New Warrants will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The New Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Each Exercising Holder has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

In connection with the Exercise Agreements, the Company engaged Joseph Gunnar & Co., LLC to act as the Company's placement agent. The Company has agreed to pay Joseph Gunnar & Co., LLC a cash fee equal to seven percent (7%) of the sum of the gross proceeds received by the Company from the exercise of the Original Warrants.

The description of terms and conditions of the New Warrants and the Exercise Agreements set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the form of New Warrant and the form of Exercise Agreement, which are attached hereto as Exhibits 4.1 and 10.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01(d). Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of New Warrant

10.1	Form of Warrant Exercise Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2017	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary